UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Under Rule 14a-12

PEPCO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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Filed by Pepco Holdings, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

On June 27, 2014, Pepco Holdings, Inc. (PHI) posted the following letter on its website with its 2013 Sustainability and Corporate Citizenship Report.

We Are Committed to Continuous Improvement

I am pleased to report that in 2013 we made strong progress toward our key business results that are focused on delivering value to our customers, employees, stockholders and the communities we serve.

The past two years were the best years for reliability performance in PHI’s reporting history. In addition, in 2013 we met or exceeded the reliability standards in all of our regulatory jurisdictions, with the exception of our Delmarva Power Maryland service area, which experienced several storms that were not excludable for reporting purposes. Improved electric system reliability makes the region attractive to investment and contributes to the economic vibrancy of the region. It also results in an improved customer experience. In our Pepco region, customer satisfaction increased 37 percent in the fall of 2013 compared to the summer of 2012. In our Atlantic City Electric region, overall satisfaction also rose significantly, moving the utility into the second quartile in peer benchmarking, while overall customer satisfaction remained stable in our Delmarva Power region.

In order to make these strides, we have significantly increased our investments in our transmission and distribution systems. In 2013, we spent about $1.2 billion to improve system infrastructure and, over the next five years, we plan to continue that level of annual spend for a total investment of about $6 billion. These amounts do not include $276 million in expenditures that we are planning over this same period to fund our innovative District undergrounding program. We plan to bury up to 60 high-voltage distribution power lines that historically have been most impacted by severe storms and overhead-related outages. This program is the result of a unique public/private partnership with the District of Columbia government.

In addition to improving reliability and customer satisfaction, our commitment to continuous improvement includes striving for environmental, workforce and community sustainability. Toward the latter, in 2013 PHI donated about $4.7 million to more than 920 charities and nonprofit organizations.

We have been recognized for our commitments by many organizations. Of note, in the most recent report by the internationally respected Carbon Disclosure Project, PHI was ranked among the top three S&P 500 utilities for carbon management and performance and we were recognized as a top employer by Profiles in Diversity Journal, Hispanic Business magazine and the Black EOE Journal. Also in 2013, PHI was recognized as the Energy Company of the Year by EnergyBiz magazine for the progress we have made in our performance.

Over the past year, our progress toward our key business results began attracting interest from the industry and ultimately led to the agreement that we signed in late April 2014 to combine PHI with Exelon Corporation, which is the parent company of three other electric and gas utilities. Exelon is an ideal partner to build on our recent successes and to take our company to the next level of service and performance.

As with any transaction, signing the agreement was just the first step in the approval process. Ultimately we expect the transaction to close in the second or third quarter of 2015. Until then, PHI will operate as an independent company.

Throughout this process, PHI remains committed to continuous improvement and to sustaining at an ever higher level the economy, environment, our workforce and our communities. We look forward to continuing to serve you.

Sincerely,

Joseph M. Rigby

Chairman, President and Chief Executive Officer, PHI

June 2014

*****

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon Corporation (Exelon) and Pepco Holdings, Inc. (PHI), as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Exelon or PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the companies may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (12) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15, and PHI’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) PART II, ITEM 1A. Risk Factors. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PHI undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Exelon or PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s or PHI’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300,

Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.